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                                                                   EXHIBIT 10.9
                    PARTICIPATE.COM, INC. AND DAVID A. GREER

                           AGREEMENT AND UNDERSTANDING



         This Agreement and Understanding (this "AU") is made and entered into as of September 17, 1999 (the "Effective Date"), by and between Participate.com, Inc., a Delaware corporation (the "Company"), and David A. Greer, an individual ("Greer"). For purposes of this AU, unless otherwise specified, the term "Company" shall include Participate.com, L.L.C. and Extranet Solutions, L.L.C., as predecessors in interest to Participate.com, Inc.

                                    RECITALS

         WHEREAS, the Company and Greer are parties to an employment agreement and other related agreements made as of January 1, 1999, including that certain letter agreement dated February 1, 1999 (the "Prior Agreements");

         WHEREAS, pursuant to the Prior Agreements, Greer acquired an equity interest in the Company, subject to the terms and conditions of the Prior Agreements (the "Equity Interest");

         WHEREAS, the Company is currently in the process of changing the legal form of its business from that of a Delaware limited liability company to a Delaware corporation (the "Conversion") and issuing shares of its Series B Preferred Stock to certain investors after the consummation of the Conversion (the "Series B Financing"); and

         WHEREAS, the Company and Greer wish to clarify and confirm their agreement and understanding with respect to certain matters relating to the Equity Interest and employment with the Company.

         NOW, THEREFORE, the parties agree and acknowledge the following:

         1. As of the Effective Date, the Company shall pay Greer as compensation for his services a base salary at the annualized rate of one hundred and fifty thousand dollars ($150,000). Such salary shall be paid periodically in accordance with normal Company payroll practices and shall be subject to the usual, required withholding.

         2. At the first Board meeting following the Effective Date, Greer shall be granted a stock option to purchase fifteen thousand (15,000) shares of the Company's Common Stock at an exercise price equal to the then current fair market value as determined by the Board at such meeting (the "Option"). The Option shall vest as to 25% of the shares subject to the Option one year after the date of grant and as to 1/36th of the remaining shares subject to the Option monthly thereafter, so as to be fully vested and exercisable four (4) years from the date of grant, subject to Greer's continued service with the Company. In all other respects, the Option shall be subject to the terms, definitions and provisions of the Company's 1999 Stock Plan.

         3. Concurrent with the execution of this AU, the Company and Greer shall execute the Greer Stock Vesting Agreement (the "Stock Vesting Agreement"), which is attached hereto as

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Exhibit A and incorporated by reference herein. The Stock Vesting Agreement sets forth Greer's Equity Interest immediately following the Conversion. In addition, the Vesting Stock Agreement describes the vesting conditions relating to such equity interest. The parties agree and acknowledge that the Vesting Stock Agreement accurately reflects such equity interest and vesting therein. Greer further agrees and acknowledges that neither the Vesting Stock Agreement nor any other agreement to which Greer is a party provides any anti-dilution rights in connection with Greer's equity interest in the Company.

         4. PRIOR AGREEMENTS. The parties agree that promptly following the Series B Financing, they shall amend and restate the Prior Agreements as necessary and appropriate to reflect the foregoing and the change in the legal form of the Company's business from that of a Delaware limited liability company to a Delaware corporation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above set forth.

                                       PARTICIPATE.COM, INC.



                                       By:
                                          ------------------------------------
                                            Alan K. Warms
                                            Chief Executive Officer



                                       NAME



                                       ---------------------------------------
                                       David A. Greer

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